Exhibit 1(s)

BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC.

ARTICLES OF AMENDMENT

BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST:             That the charter of the Corporation (the “Charter”) is hereby amended by deleting Article I in its entirety and inserting in lieu thereof the following:

“ARTICLE I

NAME

The name of the Corporation is BLACKROCK MID CAP DIVIDEND SERIES, INC. (the “Corporation”).”

SECOND:        The Charter is hereby amended by renaming the series of the Corporation as set forth below:

Current Name of Series	New Name of Series
BlackRock Mid Cap Value Opportunities Fund	BlackRock Mid Cap Dividend Fund

THIRD:            The amendments to the Charter that are effected by these Articles of Amendment have been approved by a majority of the entire board of directors of the Corporation and are limited to changes expressly authorized by Section 2-605(a) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

FOURTH:        The authorized stock of the Corporation has not been increased by these Articles of Amendment.

FIFTH:             As amended hereby, the Charter shall remain in full force and effect.

SIXTH:            These Articles of Amendment shall be effective as of the 12th day of June 2017.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 26 day of May, 2017, by the President and Chief Executive Officer of the Corporation who acknowledges that these Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, and under penalties for perjury, the matters and facts set forth herein are true in all material respects.

WITNESS:		BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC.

/s/ Ben Archibald	By:	/s/ John M. Perlowski
Ben Archibald		John M. Perlowski
Secretary		President and Chief Executive Officer

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